Page 13 of 13 Pages

                                    EXHIBIT C

                             JOINT FILING AGREEMENT

          The undersigned hereby agree that the statement on Schedule 13G with respect to the Common Stock of Hain Food Group, Inc. dated as of May 11, 1998 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date:  May 11, 1998                SOROS FUND MANAGEMENT LLC

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Managing Director


Date:  May 11, 1998                GEORGE SOROS

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact


Date:  May 11, 1998                STANLEY F. DRUCKENMILLER

                                   By:  /S/ SEAN C. WARREN
                                        ---------------------------------------
                                        Sean C. Warren
                                        Attorney-in-Fact